PATENT ACQUISITION AGREEMENT

THIS PATENT ACQUISITION AGREEMENT (the “Agreement”) is made and effective as of the 9th day of January 2012, by and between EASTGATE ACQUISITIONS CORPORATION, a Nevada corporation (hereinafter referred to as “Purchaser”); and ANNA GLUSKIN, an individual residing in Toronto, Canada (hereinafter referred to as “Seller”).

WITNESSETH

WHEREAS, Seller owns certain products, formulas, processes, proprietary technology and/or patents and patent applications (the “Products”);

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of Seller’s rights, title and interest in and to the Products and any and all other rights, assets and property related thereto;

WHEREAS, in consideration for selling the Products to Purchaser, Purchaser will issue to Seller and/or its assigns and designees, shares of the Purchaser’s common stock;

WHEREAS, each Party to this Agreement desires to and will make certain representations, warranties and commitments in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises, conditions and covenants herein contained, and other good and valuable considerations, the receipt of which is hereby acknowledged, it is agreed as follows:

Section 1.  Purchase of Products.   Based upon the foregoing and subject to the terms and conditions of this Agreement, Seller hereby sells, assigns and transfers to Purchaser all of Seller’s rights, title and interest in and to all of the Products, comprised of certain products, formulas, processes, proprietary technology and/or patents and patent applications, which are more definitively described in Attachment No. 1, annexed hereto and by this reference made a part hereof, and any and all other rights, assets and properties related thereto.  Seller agrees that prior to the closing of this Agreement, as defined in Section 4 below, Seller will deliver to Purchaser all documents and other evidences of ownership to establish the outright ownership of the Products by Seller.

Section 2.  Assignment of Products.

(a)

At the Closing of this Agreement, Seller hereby agrees to sell, transfer and assign its entire right, title and interest in the Products to Assignee, free and clear of all liens, mortgages, pledges, security interests, prior assignments and encumbrances of any kind or nature whatsoever.   At the Closing, Seller shall execute and have notarized the appropriate documents, including all assignments to be filed with the U.S. Patent and Trademark Office (the “USPTO”) and any foreign patent office that is relevant to the Products.  Seller shall have sole responsibility and authority to prosecute any pending patent application included in the  Products and Purchaser shall assume responsibility for all fees and expenses associated with the Products, including, without limitation, all maintenance, annuity and prosecution-related fees and expenses.

(b)

Prior to the Closing, Seller will procure and deliver to Purchaser, certifications and other requisite documents evidencing the assignment of the Products, or any component thereof, to the Seller, whereby Seller (i) certifies that it has full right to convey such Products or components, (ii) that it has no knowledge of any mis-joinder or non-joinder of inventorship in the Products, and (iii) that it has assigned all of their ownership interests in the Products or components thereto to Seller.

(c)

At any time and from time to time after the Closing at Purchaser’s reasonable request and expense, Seller shall promptly execute and deliver, in a form reasonably acceptable to Purchaser, such instruments of sale, transfer, conveyance, assignment and confirmation as may reasonably be required, and shall take such other action as Purchaser may reasonably request, to more effectively transfer, convey and assign to Purchaser all of Seller’s right, title and interest in the Products and to confirm such sale, transfer, conveyance and assignment by Seller to Purchaser.  In the event that a party becomes aware of any existing patent or pending patent application that is covered by any component of the Products, but which is not currently listed on Attachment No. 1, such patent or patent application shall automatically be added to Attachment No. 1 and shall be deemed to constitute an assignment of patents for all purposes hereunder.

(d)

Seller shall retain all rights, titles and interest in and to all patents and patent applications currently owned by Seller and not otherwise included in the Products included in Attachment No. 1, or to be acquired in the future.

Section 3.  Consideration.  In consideration for Seller’s sale and transfer of the Products, Purchaser agrees to pay at the Closing to Seller and/or its assigns and designees, 10,000,000 shares of Purchasers authorized, but previously unissued common stock, post-split to reflect the 7.75 shares for one share forward stock split described in Section 5(a) below.  At the Closing, Purchaser will direct its transfer agent to record and, as soon as practicable after the Closing, certificate and issue the 10,000,000 post-split shares of Purchaser’s common stock to Seller and/or its assigns and designees.  Purchaser’s shares to be issued to Seller hereunder will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued pursuant to an exemption or exemptions therefrom and considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  All certificates aforementioned shares will bear an appropriate restrictive legend in form and substance satisfactory to Purchaser and its counsel.

Section 4.  Closing.  The Closing of this Agreement will take place at the location and on such date as mutually determined by the parties hereto (the “Closing” or “Closing Date”), but no later than five (5) days after all contingencies and conditions precedent have been satisfied or waived and all required documents having been delivered.

Section 5.  Additional Actions.

(a)

Prior to the Closing, Purchaser will take all necessary and requisite actions to effect a forward split of its issued and outstanding shares of common stock on a 7.75 shares for 1 share basis.  All references to shares of Purchasers common stock herein shall be in post-split numbers unless otherwise specifically noted.

(b)

At the Closing, Purchaser will take all necessary and requisite actions to authorize and cause to be issued up to 10,000,000 shares (post-split) of its authorized, but previously unissued common stock to The Great Tao, Inc., in consideration for services rendered for and/or monies advanced in connection with the facilitation of this Agreement and the transactions contemplated hereby.

(c)

Prior to the Closing, Seller agrees to secure and cause to be raised financing of a minimum of $300,000, to be used by Purchaser for its business endeavors subsequent to the Closing.  Of the minimum amount of financing to be raised by Seller,  $50,000 will be paid at the Closing to Williams Investment Company and/or its assigns and designees for services rendered in connection with the execution of the Agreement and the transactions contemplated hereby.  Following the Closing, Seller agrees to raise additional financing for the benefit of Purchaser and an additional $50,000 will be paid to Williams Investment Company and/or its assigns from the first funds to be raised following the Closing.

(d)

Contemporaneous with the Closing, the Purchasers Board of Directors will nominate and elect Anna Gluskin and Brian Lukian as directors, effective  immediately following the Closing.  Additional directors may be added to the Board of Directors following the Closing at the discretion of the current Board of Directors.

(e)

Within four (4) business days following the execution of this Agreement, Purchaser will prepare and file with the Securities and Exchange Commission (“SEC”) a Current Notice on Form 8-K pursuant to the Securities Exchange Act of 1934 (the “Securities Exchange Act”), disclosing the execution of the Agreement and describing the terms of the transaction as required by such Form 8-K.  Purchaser will amend the Form 8-K as necessary within four (4) days from the Closing to include, if necessary, requisite audited financial statements and pro forma financial statements as may be required under the Securities Exchange Act.

(f)

If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated hereunder, the officers and directors of Purchaser are hereby fully authorized to take, and will take, all such lawful and necessary action.

Section 6.  Representations of Seller.  Seller hereby makes, as of the date hereof and as of the Closing, the following representations and warranties:

(a)

Seller is an individual residing in Toronto, Canada and has the requisite power and authority to enter into this Agreement, together with such other agreements and documents requisite to this Agreement (the “Transaction Documents”) to which it is a party and to perform its obligations hereunder and thereunder. The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which Seller is a party or will, by the Closing be a party and, to the extent required, Seller has or will have by Closing, obtained all necessary approvals or consents required by any agreement to which it is a party.

(b)

Seller is only selling the Products to the Purchaser and not any ongoing business or enterprise.  There are no financial statements concerning the products and none are contemplated to be prepared.

(c)

Seller is the sole and exclusive owner of the Products and all underlying products, formulas, processes, proprietary technology and/or patents and patent applications, and it has the unencumbered right to sell and transfer its entire right, title and interest in the Products, including, but not limited to all patents and patent applications, to Purchaser as contemplated hereby.  All Products are free and clear of all liens, mortgages, pledges, security interests, prior assignments or encumbrances, and any restrictions on transfer.

(d)

Seller shall provide to Purchaser all existing files and records relating to all of the Products.

(e)

Seller has not granted any license or right under any of the Products to any third party.

(f)

All maintenance fees required to be paid as of the Closing Date with respect to all Products described in Schedule No. 1 hereto, including all patents and patent applications, have been or shall be paid by Seller.

(g)

All issued patents included in the Products are existing and in full force and effect.  At the Closing, Seller will assign its entire right, title and interest in the patents included in the Products to Purchaser.  The execution of this Agreement will not result in the loss or impairment of the right, title and interest in any patents that Seller will convey to Purchaser at Closing.

(h)

To the best of Seller’s knowledge, there are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating to the Products.  To the best of Seller’s knowledge, none of the patents included in the Products have been or are currently involved in any reexamination, reissue, interference proceeding or any similar proceeding and no such proceedings are pending or threatened.  No settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict Seller’s rights in and to any of the patents.  Seller has not asserted any claim against any third party relating to infringement of any patents that are part of the Products.

(i)

To the best of Seller’s knowledge, Seller has made no public disclosures of any non-public portion of the claimed subject matter contained in the patents underlying the Products prior to filing with the USPTO a U.S. patent application pertaining to any such non-public portion.

(j)

Except as may be otherwise disclosed in writing to Purchaser and set forth in an attachment annexed hereto, there have not been any material adverse changes in the viability or status of the Products set forth in Attachment No. 1 that would materially and adversely affect the Products or the business or financial position of the Purchaser.

 (k)

To the best of Seller’s knowledge, all material documents and information regarding Seller, which have been delivered by it to Purchaser for use in connection with this Agreement were, at the time provided, true and accurate in all material respects.

(l)

To the best of Seller’s knowledge, no representation or warranty by Seller contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by Seller in connection herewith, have been and will be complete originals, or duplicate copies thereof.

(m)

Seller acknowledges that the shares of Purchaser’s common stock that Seller will receive hereunder in consideration for the Products, are deemed “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, and are being issued pursuant to an exemption or exemptions from such Act.  Seller further acknowledges that it may not sell or otherwise transfer the subject shares except pursuant to a registration statement or in reliance upon an exemption to registration under the Securities Act.

 Section 7.  Representations of Purchaser.  Purchaser hereby makes, as of the date hereof and as of the Closing, the following representations and warranties:

(a)

Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and has authority to carry on its business as now conducted.

(b)

Purchaser has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will, prior to the Closing, be duly authorized by Purchaser’s Boards of Directors.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Purchaser is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Purchaser or its properties or to which Purchaser will, by Closing, be a party and, to the extent required, Purchaser has, or will have by Closing, obtained all necessary approvals or consents required by any agreement to which it is a party.  The execution and performance of this Agreement will not violate or conflict with any provision of the Purchaser’s Certificates of Incorporation or Bylaws.

(c)

Purchaser has delivered to Seller, or will deliver prior to the Closing, a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2010, and 2009 and its unaudited financial statements for the nine-month period ended September 30, 2011 (the “Purchaser Financial Statements”).  The Purchaser Financial Statements are complete, accurate and fairly present the financial condition of Purchaser as of the dates thereof and the results of its operations for the periods then ended.  There are no material liabilities or obligations, either fixed or contingent, not reflected therein.  The Purchaser Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Purchaser as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

(d)

Except as otherwise disclosed in writing to Seller, since September 30, 2011, there have not been any material adverse changes in the financial position of Purchaser except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position, business or operations of Purchaser.

(e)

Except as and to the extent as may be set forth in an attachment annexed hereto, Purchaser is not a party to any material pending litigation or, to the knowledge of its executive officers, any governmental investigation or proceeding, not reflected in the

Purchaser Financial Statements and no litigation, claims, assessments or any governmental proceedings are threatened in writing against Purchaser.

(f)

Purchaser has filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Purchaser Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received.  Purchaser is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to it.

(g)

As of the date of this Agreement, Purchaser’s authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.00001 par value, of which one million five hundred thousand (1,500,000) shares are presently issued and outstanding, which does not reflect the 7.75 shares for one share forward stock split described in Section 5(a) above to be effective prior to the Closing.  All outstanding shares of Purchaser common stock are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of Purchaser.

(h)

As of the date hereof and at the Closing, the shares of Purchaser’s common stock to be issued and delivered to Seller in consideration for the Products will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid and nonassessable shares of Purchaser common stock, free and clear of all liens, claims and encumbrances.

(i)

Prior to the Closing, Purchaser will make available for inspection by Seller or its authorized representative, from time to time as requested by Seller, copies of Purchaser’s financial records, minute books, and related documents.  All documents and information regarding Purchaser that have been or will be provided to Seller by Purchaser, or set forth in any document or other communication disseminated to any former, existing or potential stockholders of Purchaser, to the public or filed with the SEC, FINRA, or any federal or state securities and/or financial regulators or authorities, are true, complete, accurate in all material respects, not misleading, and were and are in full compliance with all securities laws and regulations

(j)

Purchaser is and has been in material compliance with, and has conducted any business owned or operated by it in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including, without limitation, all applicable securities and/or financial regulatory laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002 and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse affect on the business, financial condition, operations or assets of Purchaser.  Purchaser has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.  As of the date of this Agreement, Purchaser is, and as of the Closing, Purchaser will be, current in its periodic reporting obligations to the SEC pursuant to the Securities Exchange Act.

(k)

Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Purchaser Financial Statements provided to Seller, there is no basis for any assertion against Purchaser of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will;

(i)

Result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from Purchaser to any person or entity, including without limitation, any employee, director, officer;

(ii)

Increase any benefits otherwise payable to any person or entity, including without limitation, any employee, director, officer or affiliate; or

(iii)

 Result in the acceleration of the time of payment or vesting of any such benefits.

(l)

No aspect of Purchaser’s business, operations or assets is of such a character as would restrict or otherwise hinder or impair Purchaser from carrying on its business as presently being conducted and as anticipated following consummation of this Agreement.

(m)

All shares of Purchaser’s outstanding common stock have been issued pursuant to an appropriate exemption from registration under the Securities Act and all applicable state securities laws.  There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

(o)

No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by Purchaser in connection herewith, have been and will be complete originals, or duplicate copies thereof.

SECTION 8  Actions Prior to Closing.

(a)

Prior to Closing, each party to this Agreement will be entitled to conduct the appropriate due diligence investigation related to the other party.  The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that any Party hereto discovered, or should have discovered, that any representation or warranty is or might be inaccurate in any respect.  Until the Closing, the Parties hereto and their respective affiliates will keep strictly confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement, any information or documents obtained from the other party.

(b)

Prior to the Closing, no written news releases or public disclosure (each, a “Disclosure”) shall be permitted by any party unless previously agreed to by all Parties hereto, except that Purchaser will be permitted to file with the SEC the appropriate Form 8-K within four (4) business days after the execution of this Agreement. After Closing, any proposed Disclosure by a party hereto pertaining to this Agreement or the transactions contemplated hereby, will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that such approval will not be unreasonably withheld.

(c)

Contemporaneous with or prior to the Closing, Purchaser’s Board of Directors will take all necessary and requisite corporate and other actions to nominate and appoint to the Board of Directors Anna Gluskin and Brian Lukian, to be effective immediately upon the Closing.

(d) Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of Purchaser common stock after the date of the execution of this Agreement and prior to the Closing, and there will be no dividends or other distributions paid on Purchaser’s common stock after the date hereof, in each case through and including the Closing.

(e)

Purchaser, acting through its Board of Directors, will authorize and take all requisite and necessary actions to prepare and file the requisite reports and/or filings with the SEC or any other federal, state or local governmental agency or instrumentality having jurisdiction over the transactions contemplated by this Agreement and make whatever other reports and/or filings that may be required pursuant to applicable law, rule or regulation.

(f)

Seller will provide to Purchaser any documents and information in Seller’s possession or control requested by Purchaser as being necessary for inclusion in the requite reports and/or filings to be made by Purchaser with the SEC or other agency concerning the Agreement and the transactions contemplated hereby.  Seller agrees to promptly correct any information provided by for use in the reports and/or filings if, and to the extent that, such information will have become false or misleading in any material respect, and Purchaser further agrees to take all necessary steps to cause the reports and/or filings, as so corrected if necessary, to be prepared and delivered to the appropriate party to the extent required by applicable state and federal securities and financial reporting laws.

(g)

Except as required by court order or applicable law, Seller will not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to this Agreement not being satisfied.  Without limiting the generality of the foregoing neither Seller nor Purchaser will intentionally take any action that would result in;

(i)

Any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue; or

(ii)

Any of such representations and warranties that are not so qualified becoming untrue in any material respect.

(h)

The Closing is contingent upon the successful completion of the $300,000 financing depicted in Section 5(c) above.  All shares of Purchaser’s common stock to be issued hereunder are to be held in escrow with Leonard E. Neilson, Attorney at Law, until the $300,000 financing is completed, at which time, provided all other terms of Closing are satisfied, the Closing will be effected and the shares of common stock will be released from escrow and the $50,000 will be delivered to Williams Investment Company as per the terms of this Agreement.

SECTION 9  Conditions Precedent to the Obligations of Seller.  All obligations of Seller under this Agreement contemplated hereby are subject to the fulfillment, prior to or as of the Closing, as indicated below, of each of the following conditions:

(a)

The representations and warranties by or on behalf of Purchaser contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true and correct at and as of the date of Closing as though such representations and warranties were made at and as of such time.

(b)

Purchaser will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Agreement or any of the transactions contemplated by this Agreement illegal, or (ii) otherwise prohibiting the consummation of the Agreement or any of the transactions contemplated hereby.

(d)

On or before the Closing, the Purchaser’s Board of Directors will have approved, in accordance with applicable provisions of state corporation law and any other applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted same to the Purchaser stockholders, if applicable, for approval and shall have obtained all applicable shareholder approvals, in accordance with such state corporation law and any other applicable law.

(e)

On or before the Closing, Purchaser shall have effected the 7.75 share for one share of common stock forward stock split contemplated by this Agreement.

(f)

On or before the Closing, Purchaser will have delivered to Seller certified copies of resolutions of the Purchaser Board of Directors and, if shareholder approval is required, the shareholders of Purchaser, approving and authorizing;

(i)

The execution, delivery and performance of this Agreement and all necessary and proper actions to enable Purchaser to comply with the terms of this Agreement;

(ii)

The appointment of Anna Gluskin and Brian Lukian to the Purchaser Board of Directors; and

(iii) All other matters set forth or contemplated herein.

(g)

The capitalization of Purchaser will be the same as described in Section 7(g) above.

(h)

The Purchaser’s shares of common stock to be issued and delivered to Seller at the Closing will have been duly authorized and, when issued, will be deemed validly issued, nonassessable and fully paid under the provisions of applicable federal and state law, to be issued in a private, nonpublic offering in compliance with all federal, state and applicable securities laws.

(i)

Seller will have completed its financial and legal due diligence investigation of Purchaser with results thereof satisfactory to it in its sole and exclusive discretion.

(j) All appropriate and necessary governmental and regulatory filings of Purchaser in connection with this Agreement and the transactions contemplated hereby will be made by Purchaser and all necessary governmental and regulatory consents to this Agreement and the transactions contemplated hereby required to be obtained by Purchaser will have been received.

SECTION 10

Conditions Precedent to the Obligations of Purchaser.   All obligations of Purchaser under this Agreement contemplated hereby, are subject to the fulfillment, prior to or at the Closing as indicated below, of each of the following conditions:

(a)

The representations and warranties by Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true and correct at and as of the date of the Closing as though such representations and warranties were made at and as of such times;

(b)

Seller will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them;

(c)

On or before the Closing, Seller will have delivered to Purchaser evidence of ownership and its right to sell and transfer the Products and all products, formulas, processes, proprietary technology and/or patents and patent applications underlying products;

(d)

This Agreement and the transactions contemplated hereby will be permitted by applicable federal and state law;

(e)

Prior to the Closing, Seller will have arranged for and caused to be raised financing of a minimum of $300,000, to be used by Purchaser for its business endeavors subsequent to the Closing, and that of the minimum amount of financing to be raised by Seller, $50,000 will be paid at the Closing to Williams Investment Company and/or its assigns and designees for services rendered in connection with the execution of the Agreement and the transactions contemplated hereby; and

(f)

Prior to or at the Closing, Purchaser must receive from Seller and/or its assigns an “investment letter” or other equivalent document providing representations that the shares of common stock to be issued pursuant to this Agreement are, among other things;

(i)

Being acquired for investment purposes and not with a view to public resale;

(ii)

Being acquired for the investor’s own account; and

(iii)

 Are restricted and may not be resold except pursuant to a registration statement or in reliance upon an exemption to registration under the Securities Act.

SECTION 11

Survival.  The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of six (6) months after the Closing of the Agreement.

SECTION 12  Indemnification.

(a)

From and after the Closing of this Agreement, Purchaser agrees to indemnify, defend and hold harmless Seller against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Seller could have been permitted under applicable state laws and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such individual.

(b)

From and after the Closing of this Agreement, Seller agrees to indemnify, defend and hold harmless Purchaser and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or executive officer of Purchaser, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is a party to this Agreement or is or was a director or officer of Purchaser including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Purchaser could have been permitted under applicable state laws and its certificate of incorporation, bylaws and other agreements in effect on the date hereof, to indemnify such individual.

(c)

Any indemnified party wishing to claim indemnification under subsection (a) or (b) of this Section 12, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Purchaser if under subsection (a), or Seller if under subsection (b).  However, failure to so notify the appropriate party will not relieve the indemnifying party from any liability which it may have under this Section 12, except to the extent such failure materially prejudices such party.  In the event of any such claim, action, suit, proceeding or investigation, (i) the indemnifying party will have the right to assume the defense thereof and will not be liable to any such indemnified party in connection with the defense thereof; (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter; and (iii) the indemnifying party will not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld; provided, however, that the indemnifying party will not have any obligation hereunder to any indemnified party if and when a court will ultimately determine, and such determination will have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION  13

Nature of Representations.   All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

SECTION  14

Documents at Closing.   At the Closing, the following documents will be delivered:

(a)

Seller will deliver, or will cause to be delivered, to Purchaser the following;

(i)

All requisite and necessary documents evidencing Seller’s sole and exclusive ownership of the Products and all underlying products, formulas, processes, proprietary technology and/or patents and patent applications, free and clear of all liens, mortgages, pledges, security interests, prior assignments or encumbrances, and any restrictions on transfer, and that it has the unencumbered right to sell and transfer its entire right, title and interest in the Products, including, but not limited to all patents and patent applications, to Purchaser as contemplated hereby;

(ii) All requisite and necessary documents to transfer the ownership and all rights, title and interest in the Products to Purchaser including, but not limited to all requisite and notarized Patent Assignments related to the patents and patent applications underlying the Products, for filing by Purchaser with the USPTO and any foreign patent office that is relevant;

(iii)

 Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement; and

(iv) All other items, the delivery of which is a condition precedent to the obligations of Purchaser, as set forth in Section 10 above.

(b)

Purchaser will deliver or cause to be delivered to Seller;

(i)

Stock certificates representing those securities of Seller and or its assignees, to be issued to Seller as per Section 3 hereof;

(ii)

Certified copies of resolutions adopted by Purchaser’s Boards of Directors approving this Agreement and the transactions contemplated hereunder;

(iii) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement; and

(iv) All other items, the delivery of which is a condition precedent to the obligations of Seller as set forth in Section 9 hereof.

SECTION  15

Finder’s Fees.   Purchaser represents and warrants to Seller, and Seller represents and warrants to Purchaser, that except as otherwise set forth herein or by separate agreement, none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby.

SECTION  16

Termination.   This Agreement may be terminated prior to the Effective Date as set forth below:

(a)

By mutual written consent of all the parties hereto;

(b)

By Purchaser or Seller if the Closing will not have occurred on or before February 29, 2012. (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c)

By Purchaser or  Seller if any governmental entity;

(i)

Will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

(ii)

Will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 9 and 10, as applicable;

(d)

By Purchaser or Seller if one of the other parties will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in either Section 9 or Section 10 are not capable of being satisfied on or before the Termination Date.

SECTION  17

Effect of Termination.   In the event of termination of this Agreement by any of the parties hereto as provided in Section 16 (other than Section 16(d)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

SECTION  18

Miscellaneous.

(a)

Further Assurances.   At any time and from time-to-time after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)

Waiver.   Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c)

Amendment.   This Agreement may be amended only in writing as agreed to by all parties hereto.

(d)

Notices.   All notices and other communications to any party hereto will be in writing and deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, by Federal Express, facsimile or e-mail to other party.

(e)

Headings.  The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f)

Counterparts.   This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  The delivery by facsimile, e-mail or other electronic medium of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

(g)

Binding Effect.   This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h)

Entire Agreement.   This Agreement and the Attachments and exhibits annexed hereto, constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(i)

Severability.   If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

(j)

Responsibility and Costs.   Whether the Closing of this Agreement occurs or not and, except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Agreement constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto.

(k)

Legal Representation.  The parties hereto acknowledge and agree that each respective party is represented by the same legal counsel, Leonard E. Neilson, Attorney at Law, and that each party hereby waives any existing or potential conflict of interest that may exist or occur by such common legal representation.

(l)

Governing Law.   This Agreement will be governed and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands, the day, month and year first hereinabove written, and they hereby acknowledge that this Patent Acquisition Agreement fully and completed sets forth their entire agreement.

“Purchaser”:

“Seller”:

Eastgate Acquisitions Corporation

By:

/S/ Geoff Williams

By:

/S/ Anna Gluskin

       GEOFF WILLIAMS,  President

ANNA GLUSKIN

ATTACHMENT  NO.  1

PRODUCTS TO BE ACQUIRED

NanoEssentials, Inc. is a new company, working in development of innovative remedies, where proven safety and efficacy of traditional well-known natural compounds amalgamated with cutting edge modern biopharmaceutical technologies for enhanced delivery and improved activity of these medicines.

Recently the company successfully developed several prominent nutraceutical products for health support and treatment of some difficult-to-treat conditions. The challenging task – combination of several essential oils in a formulation, suitable for oral consumption without activity losses and with suppressed irritation of GIT along with efficient taste masking – was effectively resolved using proprietary self-nanoemulsifying platform.  Incorporation of vitamin D into another nanoemulsion vehicle allowed greatly improve efficacy and convenience of use. Importantly, the product has a very pleasant taste and can be easily dispensed in any conditions.

Nanoessentials’ products

Name	Active components	Description	Indications / Use	Patent status
Nano E-drops	Essential oils combination in self- nanoemulsifying vehicle

Concentrated solution of essential oils in alcohol with some pharmaceutical additives.

After dilution with water forms nanoemulsion with good taste and excellent absorption.

Cystitis treatment efficacy > 80% success rate

			For treatment of cystitis, urinary tract infections (UTI) and bladder problems, caused by E.coli. Add 10-40 drops to 20-50 mL water; take 3 times a day 15 minutes before meal for 7-21 days.	Patent pending (patent application was submitted in Aug. 2011)
Nano E2-drops	Essential oils combination in self-nanoemulsifying vehicle	Solution of essential oils in alcohol. After dilution with water forms nanoemulsion Supporting treatment / prophylactics	To prevent recurrence of the disease after treatment with Nano E-drops. Use 5-10 drops with water 1-2 times a day	Patent pending (patent application was submitted in Aug. 2011)
Ladies’ douche after Nano E-drops	Grapefruit seed extract with essential oil	Composition with strong antibacterial and antifungal action.	To treat the vaginal irritation and fungal infections during Nano E-drops use. Dilute 5-10 drops in one glass of water and use for vaginal irrigation once a day for 7-14 days.	Know-how for composition
Essential D (Vitamin D3 nanoemulsion)	Nanoemulsion with vitamin D3 (Cholecalciferol) 10,000 IU/mL	Vitamin D3 in oil-in-water nanoemulsion for oral consumption. Highly bioavailable product with fast absorption and pleasant taste, fast and complete absorption directly in oral cavity.	Vitamin D deficiency, osteoporosis prevention, winter depression prophylactics. 4-20 drops per day orally.	Patent pending (app. preparation in process)
Wart and papilloma treatment	Essential oils combination in proprietary vehicle.	Concentrated solution of essential oils in volatile vehicle. Forms film after application providing extended local release of active components.	To treat warts and papilloma. Apply small amount topically once a day.	Know-how for composition and manufacturing process
Ketoconazole lacquer	Ketoconazole 10% in proprietary deeply penetrating vehicle.	Nail lacquer for application on damaged nails. Highly effective	Onychomicosis. Apply on the damaged nail as usual nail polish once a week.	Know-how for composition and manufacturing process
Dandruff lotion	Grapefruit seed extract, essential oils	Lotion for dandruff treatment	Dandruff. Apply small amount on the scalp 2-3 times a week for 10-30 minutes, and wash out.	Know-how for composition
Nano L-drops	Essential oils in self-nanoemulsifying vehicle in soft gelatin capsules	Liver health support	Restore liver health. 1 soft gelatin capsule 3 times a day 15 minutes before meal	Patent pending (app. preparation in process)
Nano U-drops	Essential oils in self-nanoemulsifying vehicle	Stomach ulcers and other gastro-intestinal infections	Stomach and duodenal ulcers; H. pylori caused gastro-intestinal infections. Add 10-40 drops to 20-50 mL water; take 3 times a day 15 minutes before meal	Know-how for composition
RadioGuard	Complex of membranotropic antioxidants in chewable tablet	Protects cells and cell membranes from radiation damage	Ionizing radiation, x-ray tests, radiotherapy, frequent air flights	Know-how for composition
Oral rinse	Long acting bioadhesive nanoemulsion	Highly effective bioadhesive nanoemulsion with extended antibacterial action , not staining for teeth	Periodontitis, Gingivitis, bad breath. Rinse oral cavity 1-4 times a day with 5-10 mL of the composition	Know-how for composition and manufacturing process
Natural oil based cream for arthritis and muscle pain	Essential oil anti-inflammatory combination in nanoemulsion cream	Excellent product for joint and muscle pain management	Arthritis, muscle pain, rheumatic pain, sport injuries	Patentable (TBD)

Other products

Patentable (TBD)	Patentable (TBD)	Patentable (TBD)	Patentable (TBD)	Patentable (TBD)
Skin cream	Concentrated vitamin D3 cream	Skin repairing and conditioning soft cream	Cracked damaged skin, psoriasis, eczema	Know-how for composition and manufacturing process
Chewable tablet for prophylactics of heart diseases	Acetylsalicylic acid + succinic acid + Coenzyme Q10	Convenient drug combination for heart protection	Heart diseases, ischemia, high blood pressure	Patentable (TBD)
Glucose control natural extract	Banaba extract with corosolic acid in formulation with improved bioavailability	Sublingual chewable tablet and soft gelatin capsules for glucose metabolism control and weight maintenance	Pre-diabetes, Diabetes	Patent pending (app. preparation in process)
Anticonvulsant oral spray	Benzodiazepine derivative in proprietary vehicle for treatment of acute seizures and epilepsy.	Oral spray	Emergency treatment of acute seizures and epilepsy instead of intravenous intervention	Patent pending (app. preparation in process)